UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 26, 2013

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

TWO TECH DR, ANDOVER, MASSACHUSETTS 01810-2434
(Address of principal executive offices) (Zip Code)

(978) 289-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Effective April 26, 2013, Dynamics Research Corporation (the "Company") amended its Senior Subordinated Loan Agreement entered into with Ares Mezzanine Partners, L.P. and its Credit Agreement entered into with Bank of America, N.A., as Administrative Agent.  The amendments adjusted the calculation of Consolidated Fixed Charge Coverage ratio to exclude from the calculation of Consolidated Fixed Charges the impact of any make-whole or call payments related to any such payment of the subordinated debt.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
10.1
Amendment No. 5 to Credit Agreement, dated as of April 26, 2013, among Dynamics Research Corporation, the Borrower, the Guarantors, each Lender party and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

10.2
Amendment No. 4 to Senior Subordinated Loan Agreement, dated as of April 26, 2013, among Dynamics Research Corporation, the Borrower, the Guarantors, Ares Mezzanine Partners, L.P., as a Lender and Lead Investor and the other lenders from time to time party hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: May 2, 2013	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit Name	Location
10.1
Amendment No. 5 to Credit Agreement, dated as of April 26, 2013, among Dynamics Research Corporation, the Borrower, the Guarantors, each Lender party and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
Filed herewith

10.2
Amendment No. 4 to Senior Subordinated Loan Agreement, dated as of April 26, 2013, among Dynamics Research Corporation, the Borrower, the Guarantors, Ares Mezzanine Partners, L.P., as a Lender and Lead Investor and the other lenders from time to time party hereto.
Filed herewith